Exhibit 10.10

EXECUTION VERSION

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of November 29, 2017, is entered into by and among Williams Scotsman Holdings Corp., a Delaware corporation (the “Company”), WillScot Corporation, a Delaware corporation (the “Majority Shareholder”), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), Algeco Scotsman Holdings Kft., a Hungarian limited liability company (“Algeco Holdings” and together with Algeco Global,  each a “Minority Shareholder” and collectively, the “Minority Shareholders” and together with the Majority Shareholder, the “Initial Shareholders”), each other Person who after the date hereof acquires Common Stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the Initial Shareholders, the “Shareholders”) and, solely for purposes of Section 2.01 hereof, Double Eagle Acquisition LLC and Harry E. Sloan (together, the “Founders”).

WHEREAS, the Company was formed as a wholly-owned subsidiary of the Majority Shareholder for the purpose of acquiring all of the issued and outstanding capital stock of Williams Scotsman International, Inc., a Delaware corporation (“WSII”), from the Minority Shareholders pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of August 21, 2017, by and among the Majority Shareholder, the Minority Shareholders and the Company, as amended by that certain Amendment to Stock Purchase Agreement dated as of September 6, 2017 and the certain Second Amendment to Stock Purchase Agreement dated as of November 6, 2017 (as the same may be further amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, as partial consideration thereunder, the Minority Shareholders will receive, on a pro rata basis based on their respective ownership of WSII, (i) shares of Common Stock of the Company, such that on the date hereof the Minority Shareholders will collectively own 10% of the Company’s issued and outstanding Common Stock on a fully diluted basis and the Majority Shareholder will own 90% of the Company’s issued and outstanding Common Stock on a fully diluted basis and (ii) a number of shares of Parent Class B Common Stock equal to the number of shares of Common Stock of the Company described in the foregoing clause (i); and

WHEREAS, the Initial Shareholders deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with their investment in the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01                                        Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“Board” has the meaning set forth in Section 2.01(a).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Bylaws” means the bylaws of the Company adopted on August 15, 2017, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as filed on August 15, 2017 with the Secretary of the State of Delaware and as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms of the Purchase Agreement and this Agreement.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries (if any), on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the Initial Shareholders, or their Permitted Transferee, as the case may be, collectively owning less than a majority of the surviving entity immediately following consummation thereof.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that directly or indirectly competes with the WSII Business.

“Director” has the meaning set forth in Section 2.01(a).

“Drag-along Notice” has the meaning set forth in Section 3.03(b).

“Drag-along Sale” has the meaning set forth in Section 3.03(a).

“Drag-along Shareholder” has the meaning set forth in Section 3.03(a).

“Dragging Shareholder” has the meaning set forth in Section 3.03(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement entered into simultaneously herewith by and among the Company, the Majority Shareholder and the Minority Shareholders, as amended from time to time.

“Excluded Company Securities” means (a) the issuance of Common Stock as consideration to a Person in connection with the consummation of any acquisition, merger, consolidation or other similar transaction by the Company or any of its Subsidiaries, which transaction has been approved by the Board of the Company and does not trigger the obligations of the Company under Article V hereof; or (b) Common Stock issued or issuable to lenders or other institutional investors (excluding the Shareholders) providing debt financing to the Company or its Subsidiaries in any arm’s length transaction provided that such issuance is not equal to or convertible into an aggregate of more than 5% of the outstanding Common Stock on  fully diluted basis at the time of issuance and such issuance is approved by the Board.

“Excluded Parent Securities” means (a) a grant by the Majority Shareholder of equity, options to purchase equity, restricted stock units or other securities of the Majority Shareholder to any existing or prospective consultants, employees, officers or Directors pursuant to incentive agreements, stock option or similar equity-based plans or other compensation agreements, which grant has been approved by the board of directors of the Majority Shareholder or a committee or delegate thereof; (b) the issuance of equity of the Majority Shareholder upon exercise or conversion of options or other securities to purchase shares of equity of the Majority Shareholder as contemplated by clause (a); (c) the issuance of equity securities of the Majority Shareholder as consideration to a Person for the sale of assets or securities in connection with the consummation of any acquisition, merger, consolidation or other similar transaction by the Company or any of its Subsidiaries, which transaction has been approved by the board of directors of the Majority Shareholder; (d) a stock split, stock dividend or any similar recapitalization or distribution with respect to the equity securities of the Majority Shareholder; (e) any derivatives issued by the Majority Shareholder or equity securities issued pursuant to derivatives issued by the Majority Shareholder; (f) equity securities of the Majority Shareholder issued or issuable to lenders or other institutional investors (excluding the Shareholders) providing debt financing to the Company or its Subsidiaries in any arm’s length transaction provided that such issuance is not equal to or convertible into an aggregate of more than 5% of the outstanding equity of the Majority Shareholder on  fully diluted basis at the time of issuance and such issuance is approved by the board of directors of the Majority Shareholder; or (g) the issuance of Parent Class B Common Stock to the Minority Shareholders or their Permitted Transferee.

“Exercise Period” has the meaning set forth in Section 4.01(c).

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Initial Shareholders” has the meaning set forth in the preamble.

“Issuance Notice” has the meaning set forth in Section 4.01(b).

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Liens” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“Majority Shareholder” has the meaning set forth in the preamble.

“Minority Shareholders” has the meaning set forth in the preamble.

“New Company Securities” has the meaning set forth in Section 4.01(a).

“Offered Shares” has the meaning set forth in Section 3.02(a).

“Offering Shareholder” has the meaning set forth in Section 3.02(a).

“Offer Notice” has the meaning set forth in Section 3.02(b).

“Organizational Documents” means the Bylaws and the Certificate of Incorporation.

“Parent Class B Common Stock” means the Majority Shareholder’s Class B common stock, par value $0.0001 per share, and any stock into which such Parent Class B Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Permitted Transferee” means, with respect to the Minority Shareholders, an Affiliate of the Minority Shareholder, a general partner or manager of such Minority Shareholder or any of its Affiliates (excluding any other portfolio company thereof), any fund which has the same general partner or manager as the Minority Shareholders or any of their Affiliates, any fund in respect of which such Minority Shareholder or one of its/their Affiliates is a general partner or manager, including without limitation TDR Capital Nominees Limited and Sapphire Holding S.à r.l.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pre-emptive Pro Rata Portion” has the meaning set forth in Section 4.01(c).

“Pre-emptive Shareholder” has the meaning set forth in Section 4.01(a).

“Proposed Transferee” has the meaning set forth in Section 3.04(a).

“Purchase Agreement” has the meaning set forth in the preamble.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFR Notice” has the meaning set forth in Section 3.02(d).

“ROFR Notice Period” has the meaning set forth in Section 3.02(d).

“Sale Notice” has the meaning set forth in Section 3.04(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-along Notice” has the meaning set forth in Section 3.04(c).

“Tag-along Period” has the meaning set forth in Section 3.04(c).

“Tag-along Sale” has the meaning set forth in Section 3.04(a).

“Tag-along Shareholder” has the meaning set forth in Section 3.04(a).

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Common Stock or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Common Stock.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person.

“Waived ROFR Transfer Period” has the meaning set forth in Section 3.02(d).

“WSII Business” means the business of WSII as of the date hereof, subject to any changes thereto as of the relevant time of determination pursuant to this Agreement, including but not limited to the provision of modular space and portable storage solutions and the offering of various products such as single mobile and sales office units, multi-unit office complexes, classrooms, ground-level and stackable steel-frame office units, steps, ramps, furniture packages, damage waivers, other specialty units and shipping containers for portable storage solutions, in all cases across North America.

ARTICLE II.

CORPORATE GOVERNANCE, VOTING RIGHTS AND VOTING ARRANGEMENTS

Section 2.01         Board of Directors.

(a)              The Shareholders agree that the business and affairs of the Company shall be managed through a board of directors (the “Board”) consisting of three (3) members (each a “Director”), one of which shall be designated by the Founders, one of which shall be jointly designated by the Majority Shareholder and the Founders and be an independent director of Majority Shareholder and one of which shall be designated by the Majority Shareholder.

(b)              Each Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated in accordance with this Section 2.01.

(c)               Only the designating party shall have the right at any time to remove (with or without cause) any Director designated by such party for election to the Board and each Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to remove from the Board any individual designated by such party that such party desires to remove pursuant to this Section 2.01(c). Except as provided in the preceding sentence, unless the applicable designating party shall otherwise consent in writing, no Shareholder shall take any action to cause the removal of any Directors designated in accordance with this Section 2.01.

(d)              In the event a vacancy is created on the Board at any time and for any reason (whether as a result of death, disability, retirement, resignation or removal pursuant to Section 3.01(c)), the party who designated such individual shall have the right to designate a different individual to replace such Director and each Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board any individual so designated.

Section 2.02         Voting Arrangements.

(a)              In addition to any vote or consent of the Board or Shareholders of the Company required by Applicable Law, for so long as the Minority Shareholders, or a Permitted Transferee, as the case may be, own any shares of Common Stock, the Company shall not, and shall not enter into any commitment to, take any of the following actions without the prior unanimous written consent or affirmative vote of the Minority Shareholders, or their Permitted Transferee, as the case may be:

1)                  amend, modify or waive the Certificate of Incorporation or Bylaws in a manner that would have a materially disproportionate effect on the Minority Shareholders as minority shareholders as compared to the other Shareholders;

2)                  vary, alter or otherwise amend the rights attaching to the Common Stock in a manner that would have a materially disproportionate effect on the Minority Shareholders as minority shareholders as compared to the other Shareholders;

3)                  amend the exchange rights granted to the Minority Shareholders, or their Permitted Transferee, as the case may be, under the Exchange Agreement; or

4)                  amend the pre-emptive rights set forth in Article IV of this Agreement in any manner, including without limitation, any amendment to the definitions of “Excluded Company Securities” or “Excluded Parent Securities.”

(b)              In all matters submitted for a vote to the Shareholders, each Shareholder will be entitled to vote that number of shares of Common Stock held thereby and all Shareholders will vote together as a single class.

(c)               For the avoidance of doubt, except as set forth in Section 2.02(a), no unanimous written consent or affirmative vote of the Minority Shareholders, or their Permitted Transferee, as the case may be, shall be required in connection with any issuances of the equity of the Company or the Majority Shareholder.

Section 2.03         Subsidiaries.

With respect to any Subsidiary of the Company, the Initial Shareholders shall have the same management, voting and board of director representation rights with respect to such Subsidiary as the Initial Shareholders have with respect to the Company. The Initial Shareholders shall, and the Majority Shareholder shall cause its Director designees to, take all such actions as may be necessary or desirable to give effect to this provision.

ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01         General Restrictions on Transfer.

(a)              Except as permitted by Section 3.01(b), and as required pursuant to Section 3.03 or Section 3.04, for a period of one (1) year from the date hereof (the “Lock-up Period”), the Minority Shareholders will not Transfer any of their Common Stock of the Company or Parent Class B Common Stock.  Except as permitted by Section 3.01(b), Section 3.02, Section 3.03 or Section 3.04, no other Shareholder will, directly or indirectly, voluntarily or involuntarily, Transfer any of its Common Stock.

(b)              The provisions of Section 3.01(a), Section 3.02, Section 3.03 or Section 3.04 shall not apply to:

1)                  a Transfer by all of the Minority Shareholders of all (and not less than all) of their Common Stock to a Permitted Transferee, subject to the contemporaneous transfer to such Permitted Transferee of all of the Parent Class B Common Stock held by the Minority Shareholders;

2)                  any Transfer by any Shareholder pursuant to a merger, stock sale, consolidation or other business combination of the Company with a Third Party Purchaser that has been approved by the Board, subject to the contemporaneous surrender to the Majority Shareholder and cancellation of all of the Parent Class B Common Stock held by such Shareholder, if any; or

3)                  any Transfer or exchange pursuant to the Exchange Agreement, subject to the contemporaneous surrender and cancellation of all of the Parent Class B Common Stock held by the Minority Shareholders or their Permitted Transferee, as the case may be.

(c)               In addition to any legends required by Applicable Law, each certificate representing the Common Stock of the Company shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

(d)              Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock (and the contemporaneous transfer or surrender to the Majority Shareholder of the Parent Class B Common Stock). Prior to consummation of any such Transfer, the transferring Shareholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement.  In addition, in the case of a Transfer by the Minority Shareholders to a Permitted Transferee pursuant to Section 3.01(b)(1) above, the Minority Shareholders shall cause the Permitted Transferee to also execute and deliver to the Company a joinder agreement to the Exchange Agreement, in the form attached thereto and, in the case of any Transfer pursuant to Section 3.01(b)(2) above, the transferring Shareholder shall cause the transferee(s) to execute and deliver to the Company a joinder agreement to the Exchange Agreement, in the form attached thereto.  Upon any Transfer by any Shareholder of any of its Common Stock (and the contemporaneous transfer or surrender of its Parent Class B Common Stock, if any, to the Majority

Shareholder), in accordance with the terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

(e)               Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

(f)                Any attempt to Transfer any Common Stock (or any Parent Class B Common Stock) that is not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer, the Majority Shareholder shall not, and shall cause any transfer agent not to, give any effect in the Majority Shareholder’s stock records to such attempted transfer and the purported transferee in any such Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

Section 3.02         Right of First Refusal.

(a)              If at any time following the Lock-up Period the Minority Shareholders or their Permitted Transferee, as the case may be (such Shareholder, an “Offering Shareholder”), receive a binding and irrevocable offer from a Third Party Purchaser to purchase all or any portion of the Common Stock (the “Offered Shares”) owned by such Offering Shareholder, and the Offering Shareholder desires to Transfer the Offered Shares (other than Transfers permitted by Section 3.01(b) above or Transfers made pursuant to Section 3.03), then the Offering Shareholder must first make an offering of the Offered Shares to the Majority Shareholder in accordance with the provisions of this Section 3.02.

(b)              Within three Business Days of receipt of the offer from the Third Party Purchaser, the Offering Shareholder shall give written notice (the “Offer Notice”) to the Company and the Majority Shareholder stating that they have received a binding and irrevocable offer from a Third Party Purchaser and specifying: (i) the identity of the Third Party Purchaser; (ii) the number of Offered Shares; (iii) the per share purchase price and other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; (iii) the proposed date, time and location of the closing of the Transfer, which shall not be less than 30 Business Days from the date of the Offer Notice; and (iv) a copy of any form of agreement proposed to be executed in connection therewith. The Offer Notice shall constitute the Offering Shareholder’s offer to Transfer the Offered Shares to the Majority Shareholder, on the same material terms of such Third-Party Offer, which offer shall be irrevocable until the end of the ROFR Notice Period (as defined in Section 3.02(d) below).

(c)               By delivering the Offer Notice, the Offering Shareholder represents and warrants to the Company and to the Majority Shareholder that: (i) the Offering Shareholder has full right, title and interest in and to the Offered Shares; (ii) the Offering Shareholder has all the necessary power and authority and has taken all necessary action to Transfer such Offered Shares as contemplated by this Section 3.02; and (iii) the Offered Shares are, or will be upon closing of a sale, free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(d)              Upon receipt of the Offer Notice, the Majority Shareholder shall have 10 Business Days (the “ROFR Notice Period”) to elect to purchase all (and not less than all) of the Offered Shares by delivering a written notice (a “ROFR Notice”) to the Offering Shareholder and the Company stating that it offers to purchase such Offered Shares on the terms substantially similar to those specified in the Offer Notice. Any ROFR Notice shall be binding upon delivery to the Offering Shareholder and irrevocable by the Majority

Shareholder. In the event the Majority Shareholder fails to deliver a ROFR Notice during the ROFR Notice Period, the Majority Shareholder shall be deemed to have waived all of its rights to purchase the Offered Shares under this Section 3.02 and the Offering Shareholder may, during the 60 Business Day period immediately following the expiration of the RORF Notice Period (which period may be extended for a reasonable time not to exceed 90 Business Days to the extent necessary to obtain any required Governmental Approvals) (such period, as may be extended, the “Waived ROFR Transfer Period”), subject to the provisions of Section 3.04, Transfer all of the Offered Shares to the Third Party Purchaser on terms and conditions no more favorable to the Third Party Purchaser than those set forth in the Offer Notice.  Contemporaneously with any such Transfer to the Majority Shareholder or a Third Party Purchaser as described above, the Offering Shareholder shall surrender its shares of Parent Class B Common Stock to the Majority Shareholder, such shares of Parent Class B Common Stock shall be automatically cancelled and retired and neither the Offering Shareholder nor the Third Party Purchaser shall have any rights or options pertaining to such shares of Parent Class B Common Stock. If the Offering Shareholder does not Transfer the Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be Transferred to the Third Party Purchaser unless the Offering Shareholder sends a new Offer Notice to the Majority Shareholder in accordance with, and otherwise complies with, this Section 3.02.

(e)               Each Shareholder shall take all actions as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.02, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.  At the closing of any Transfer pursuant to this Section 3.02, the Offering Shareholder shall deliver to the applicable purchaser the certificate or certificates representing the Offered Shares to be sold (if any), accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from such purchaser by certified or official bank check or by wire transfer of immediately available funds.

(f)                For the avoidance of doubt, the terms and conditions of this Section 3.02 apply to each Third Party Offer received by the Minority Shareholders or their Permitted Transferee, as the case may be, during the term of this Agreement following the Lock-up Period; provided, however, that notwithstanding anything in this Section 3.03 to the contrary, neither the Majority Shareholder nor any other Person or Shareholder will be entitled to any right of first refusal in relation to any exchange of any Common Stock by the Minority Shareholders or their Permitted Transferee, as the case may be, into pursuant to the terms and conditions of the Exchange Agreement.

Section 3.03         Drag-along Rights.

(a)              If at any time a Shareholder that holds no less than 51% of the outstanding Common Stock of the Company (a “Dragging Shareholder”) proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-along Sale”) with a Third Party Purchaser, the Dragging Shareholder shall have the right to require that each other Shareholder (each, a “Drag-along Shareholder”) participate in such Transfer in the manner set forth in this Section 3.03; provided, however, that no Drag-along Shareholder shall be required to participate in the Drag-along Sale if the consideration for the Drag-along Sale is other than cash or registered securities listed on an established U.S. securities exchange.  Notwithstanding anything to the contrary in this Agreement, but subject to rights set forth herein, each “Drag-along Shareholder” under this Section 3.03 shall vote in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.  Notwithstanding the foregoing, in the event that a Drag-along Shareholder is party to the Exchange Agreement and desires to exercise such Shareholder’s exchange rights thereunder, as opposed to participating in the Drag-along Sale, such Drag-along Shareholder may exercise such exchange rights as set forth in Section 3.03(b) below and upon exercise of such right shall not be deemed a “Drag-along Shareholder” for purposes of the Drag-along Sale.

(b)              The Dragging Shareholder shall exercise its rights pursuant to this Section 3.03 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Shareholder no later than 20 Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Shareholder’s rights and obligations hereunder and shall describe in reasonable detail: (i) the number of shares of Common Stock to be sold by the Dragging Shareholder, if the Drag-along Sale is structured as a Transfer of Common Stock; (ii) the identity of the Third Party Purchaser; (iii) the proposed date, time and location of the closing of the Drag-along Sale; (iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (v) a copy of any form of agreement proposed to be executed in connection therewith.  In the event that any Drag-along Shareholder that is party to the Exchange Agreement desires to exchange its shares of Common Stock into equity of the Majority Shareholder, pursuant to the terms and conditions of the Exchange Agreement, as an alternative to participating in the Drag-along Sale, such Drag-along Shareholder must notify the Dragging Shareholder of its desire to exercise such exchange rights not less than 10 Business Days after the date of the Drag-along Notice.

(c)               If the Drag-along Sale is structured as a Transfer of Common Stock, then, subject to Section 3.03(d) below and subject to a Shareholder’s right to exercise its exchange rights under the Exchange Agreement, if applicable, the Dragging Shareholder and each Drag-along Shareholder not exercising its exchange rights shall Transfer the number of shares equal to the product of (x) the aggregate number of shares of Common Stock the Third Party Purchaser proposes to buy as stated in the Drag-along Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by such Dragging Shareholder or Drag-along Shareholder, as the case may be, and (B) the denominator of which is equal to the number of shares then held by all of the Shareholders (including, for the avoidance of doubt, the Dragging Shareholder).  Contemporaneously with any such Drag-along Sale, the Drag-along Shareholder shall surrender its shares of Parent Class B Common Stock to the Majority Shareholder, such shares of Parent Class B Common Stock shall be automatically cancelled and retired and neither the Drag-along Shareholder nor the Third Party Purchaser shall have any rights or options pertaining to such shares of Parent Class B Common Stock.

(d)              The consideration to be received by a Drag-along Shareholder shall be the same form and amount of consideration per share of Common Stock to be received by the Dragging Shareholder (or, if the Dragging Shareholder is given an option as to the form and amount of consideration to be received, the same option shall be given to the Drag-along Shareholder) and the terms and conditions of such Transfer shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Dragging Shareholder Transfers its Common Stock. No Drag-along Shareholder shall be obligated to make or provide the same representations, warranties, covenants, indemnities and agreements as the Dragging Shareholder, except for customary representations as to title and ownership of the Common Stock, which representations shall be made severally and not jointly.  Any indemnification obligation required in connection with the Drag-along Sale shall be pro rata based on the consideration received by the Dragging Shareholder and each Drag-along Shareholder, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Shareholder and each such Drag-along Shareholder in connection with the Drag-along Sale.  In no event shall a Drag-along Shareholder be required to agree to a non-competition covenant or make any warranties as to the business operations of the Company or WSII.

(e)               The reasonable fees and expenses of the Dragging Shareholder incurred in connection with a Drag-along Sale and for the benefit of all Shareholders (it being understood that costs incurred by or on behalf of a Dragging Shareholder for its sole benefit will not be considered to be for the benefit of all Shareholders), to the extent not paid or reimbursed by the Company or the Third Party Purchaser, shall be shared by all the Shareholders on a pro rata basis, based on the aggregate consideration received by each Shareholder; provided, that no Shareholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-along Sale; provided further that in the event of a sale of all or substantially all of the Shareholders’ Common Stock, the Company agrees to bear the expenses.

(f)                Subject to the right of each Shareholder party to the Exchange Agreement to exchange its Common Stock, as an alternative to participating in the Drag-along Sale, each Shareholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Dragging Shareholder.

(g)               The Dragging Shareholder shall have 60 Business Days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which such 60 Business Day period may be extended for a reasonable time not to exceed 120 Business Days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such period, the Dragging Shareholder has not completed the Drag-along Sale, the Dragging Shareholder may not then effect a transaction subject to this Section 3.03 without again fully complying with the provisions of this Section 3.03.

Section 3.04         Tag-along Rights.

(a)              If at any time the Majority Shareholder proposes to Transfer any shares of its Common Stock to a Third Party Purchaser (the “Proposed Transferee”) and the Majority Shareholder cannot or has not elected to exercise its drag-along rights set forth in Section 3.03 above, each other Shareholder (each, a “Tag-along Shareholder”) shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 3.04.

(b)              Prior to the consummation of any such Transfer of Common Stock described in Section 3.04(a), and after satisfying its obligations pursuant to Section 3.02, the Majority Shareholder shall deliver to the Company and each other Shareholder a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 3.04 no later than 10 Business Days prior to the closing date of the Tag-along Sale. The Sale Notice shall make reference to the Tag-along Shareholders’ rights hereunder and shall describe in reasonable detail: (i) the aggregate number of shares of Common Stock the Proposed Transferee has offered to purchase; (ii) the identity of the Proposed Transferee; (iii) the proposed date, time and location of the closing of the Tag-along Sale; (iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (v) a copy of any form of agreement proposed to be executed in connection therewith.

(c)               Each Tag-along Shareholder shall exercise its right to participate in a Transfer of Common Stock by the Majority Shareholder subject to this Section 3.04 by delivering to the Majority Shareholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of Common Stock to be Transferred by it no later than five Business Days after receipt of the Sale Notice (the “Tag-along Period”). For the avoidance of doubt, the Initial Shareholders, or their Permitted Transferee, as the case may be, shall only be permitted to exercise such rights jointly.  The offer of each Tag-along Shareholder set forth in a Tag-along Notice shall be irrevocable upon delivery to the Majority Shareholder, and, to the extent such offer is accepted, such Tag-along Shareholder shall be bound and obligated to Transfer its Common Stock in the proposed Transfer on the terms and conditions set forth in this Section 3.04.  The Majority Shareholder and each Tag-along Shareholder shall have the right to Transfer in a Transfer subject to this Section 3.04 the number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by the Majority Shareholder or such Tag-along Shareholder, as the case may be, and (B) the denominator of which is equal to the number of shares then held by all of the Shareholders (including, for the avoidance of doubt, the Majority Shareholder).  Contemporaneously with any such Tag-along Sale, the Tag-along Shareholder shall surrender its shares of Parent Class B Common Stock to the Majority Shareholder, such shares of Parent Class B Common Stock shall be automatically cancelled and retired and neither the Tag-along Shareholder nor the Third Party Purchaser shall have any rights or options pertaining to such shares of Parent Class B Common Stock.

(d)              Each Tag-along Shareholder who does not deliver a Tag-along Notice in compliance with Section 3.04(c) above shall be deemed to have waived all of such Tag-along Shareholder’s rights to participate in such Transfer, and the Majority Shareholder shall (subject to the rights of any participating Tag-along Shareholder) thereafter be free to Transfer to the Proposed Transferee its shares of Common Stock at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to the Majority Shareholder than those set forth in the Sale Notice without any further obligation to the non-accepting Tag-along Shareholders.

(e)               Each Tag-along Shareholder participating in a Transfer pursuant to this Section 3.04 shall receive the same consideration per share as the Majority Shareholder after deduction of such Tag-along Shareholder’s proportionate share of the related expenses in accordance with Section 3.04(g) below.

(f)                No Tag-along Shareholder shall be obligated to make or provide the same representations, warranties, covenants, indemnities and agreements as the Majority Shareholder, except for customary representations as to title and ownership of the Common Stock, which representations shall be made severally and not jointly.  Any indemnification obligation required in connection with the Tag-along Sale shall be pro rata based on the consideration received by the Majority Shareholder and each Tag-along Shareholder, in each case in an amount not to exceed the aggregate proceeds received by the Majority Shareholder and each such Tag-along Shareholder in connection with any Tag-along Sale.  In no event shall a Tag-along Shareholder be required to agree to a non-competition covenant or make any warranties as to the business operations of the Company or WSII.

(g)               The reasonable fees and expenses of the Majority Shareholder incurred in connection with a Tag-along Sale and for the benefit of all Shareholders (it being understood that costs incurred by or on behalf of the Majority Shareholder for its sole benefit will not be considered to be for the benefit of all Shareholders), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the Shareholders participating in the Tag-along Sale on a pro rata basis, based on the aggregate consideration received by each such Shareholder; provided, that no Shareholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-along Sale; provided further that in the event of a sale of all or substantially all of the Shareholders’ Common Stock, the Company agrees to bear the expenses.

(h)              Each Tag-along Shareholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Majority Shareholder.

(i)                  The Majority Shareholder shall have 60 Business Days following the expiration of the Tag-along Period in which to Transfer the shares of Common Stock described in the Sale Notice, on the terms set forth in the Sale Notice (which such 60 Business Day period may be extended for a reasonable time not to exceed 120 Business Days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such 60 Business Day period, the Majority Shareholder has not completed such Transfer, the Majority Shareholder may not then effect a Transfer of Common Stock subject to this Section 3.04 without again fully complying with the provisions of this Section 3.04.

(j)                 If the Majority Shareholder Transfers to the Proposed Transferee any of its shares of Common Stock in breach of this Section 3.04, then each Tag-along Shareholder shall have the right to Transfer to the Majority Shareholder, and the Majority Shareholder undertakes to purchase from each Tag-along Shareholder, the number of shares of Common Stock that such Tag-along Shareholder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 3.04, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Common Stock from the Majority Shareholder, but without indemnity being granted by any Tag-along Shareholder to the Majority Shareholder; provided that nothing contained in this Section 3.04 shall preclude any Tag-along Shareholder from seeking alternative remedies against the Majority Shareholder as a result of the Majority Shareholder’s breach of this Section 3.04. The Majority Shareholder shall also reimburse each Tag-along Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Shareholder’s rights pursuant to this Section 3.04(j).  Contemporaneously with any sale pursuant to this Section 3.04(j), the Tag-along Shareholder shall surrender its shares of Parent Class B Common Stock to the Majority Shareholder, such shares of Parent Class B Common Stock shall be automatically cancelled and retired and neither the Tag-along Shareholder nor the Third Party Purchaser shall have any rights or options pertaining to such shares of Parent Class B Common Stock.

ARTICLE IV.

PRE-EMPTIVE RIGHTS

Section 4.01         Pre-emptive Right for New Company Securities of the Company.

(a)               The Company hereby grants the Minority Shareholders, or their Permitted Transferee, as the case may be (each a “Pre-emptive Shareholder”), the right to purchase its pro rata portion of any new Common Stock or other equity of the Company (collectively, the “New Company Securities”) that the Company may from time to time propose to issue or sell to any party, including the Majority Shareholder, for cash other than Excluded Company Securities and Common Stock issued to the Majority Shareholder pursuant to Section 5.02.  In furtherance of the pre-emptive rights set forth in this Section 4.01, in the event the Majority Shareholder proposes to issue any new equity of the Majority Shareholder to any party for cash, other than Excluded Parent Securities, the Company hereby agrees to grant each Pre-emptive Shareholder the right to purchase its pro rata portion of a corresponding portion of New Company Securities by delivering notice of the proposed offering to the Pre-emptive Shareholders within five Business Days after the board of directors of the Majority Shareholder approves such sale or issuance and the Pre-emptive Shareholders shall have five Business Days to elect to exercise such right by delivering notice to the Majority Shareholder and the Company, which election shall be irrevocable. If the Pre-emptive Shareholders exercise their pre-emptive rights to purchase the New Company Securities issued as a result of the issuance of new equity of the Majority Shareholder as contemplated above: (1) the Majority Shareholder shall reduce the amount of the proposed issuance of its equity by a percentage equal to the ownership percentage in the Company held by the Pre-emptive Shareholders immediately prior to such issuance, (2) the Majority Shareholder shall use the cash received in exchange for such issuance and sale to purchase New Company Securities (unless the board of directors of the Majority Shareholder determines in good faith that it is in the best interests of the Majority Shareholder, its stockholders and its Subsidiaries to use all or a portion of such cash for another purpose, in which case no New Company Securities shall be issued and no pre-emptive rights shall be applicable) and (3) each Pre-emptive Shareholder shall purchase additional New Company Securities at the same price per share as the New Company Securities purchased by the Majority Shareholder so as to allow the Pre-emptive Shareholder to maintain the same ratio of ownership of the Company as in effect immediately prior to such issuance of New Company Securities to the Majority Shareholder.  In the event the Company issues New Company Securities other than Common Stock, the parties hereto agree to make all necessary changes to this Agreement in order to preserve the rights of the Shareholders hereunder or agree in good faith to the terms of a separate shareholders agreement to govern such New Company Securities.  For the avoidance of doubt, (i) the Initial Shareholders, or their Permitted Transferee, as the case may be, shall only be permitted to exercise their pre-emptive rights under this Section 4.01 jointly and (ii) the pre-emptive rights set forth in this Section 4.01 shall not apply to the transactions contemplated by the Purchase Agreement.

(b)              The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in the first sentence of Section 4.01(a) above to the Pre-emptive Shareholders within five Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including: (i) the number of New Company Securities proposed to be issued and the percentage of the Company’s outstanding Common Stock, on a fully diluted basis, that such issuance would represent; (ii) the proposed issuance date, which shall be at least 20 Business Days from the date of the Issuance Notice; and (iii) the proposed purchase price per share.

(c)               Each Pre-emptive Shareholder shall, for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”) of any proposed issuance or sale described in the first sentence of Section 4.01(a) above, have the right to elect irrevocably to purchase, at the purchase price set forth in the Issuance Notice, the amount of New Company Securities equal to the product of (x) the total number of New Company Securities to be issued by the Company on the issuance date and (y) a fraction determined by dividing (A) the number of shares of Common Stock owned by such Pre-emptive Shareholder immediately prior to such issuance by (B) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance (the “Pre-emptive Pro Rata Portion”) by delivering a written notice to the Company. The Pre-emptive Shareholders election to purchase New Company Securities shall be binding and irrevocable.

(d)              The Company shall be free to complete the proposed issuance or sale of New Company Securities described in the Issuance Notice with respect to any New Company Securities not elected to be purchased pursuant to Section 4.01(c) above in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Company Securities to be issued or sold by the Company may be reduced) so long as such issuance or sale is closed within 30 Business Days after the expiration of the Exercise Period (subject to the extension of such 30 Business Day period for a reasonable time not to exceed 60 Business Days to the extent reasonably necessary to obtain any Government Approvals). In the event the Company has not sold such New Company Securities within such time period, the Company shall not thereafter issue or sell any New Company Securities without first again offering such securities to the Shareholders in accordance with the procedures set forth in this Section 4.01.

(e)               Upon the consummation of the issuance of any New Company Securities in accordance with this Section 4.01, the Company shall deliver to each Pre-emptive Shareholder certificates (if any) evidencing the New Company Securities, which New Company Securities shall be issued free and clear of any Liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Company Securities shall be, upon issuance thereof to the Pre-Emptive Shareholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Pre-Emptive Shareholder shall deliver to the Company the purchase price for the New Company Securities purchased by it by certified or official bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Company Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including entering into such additional agreements as may be necessary or appropriate.

(f)                Contemporaneously with the issuance of any New Company Securities pursuant to Section 4.01(a) to the Minority Shareholders or their Permitted Transferee, as the case may, the Majority Shareholder shall issue to the Minority Shareholders or their Permitted Transferee, on a pro rata basis, a corresponding and identical number of newly issued shares of Parent Class B Common Stock.

ARTICLE V.

OTHER AGREEMENTS

Section 5.01         Acquisition of Similar Business.

(a)              The Company and Initial Shareholders agree that any acquisition (whether by merger, asset acquisition, stock purchase or otherwise) of any business similar to that of the WSII Business shall be consummated either by (i) the Company or (ii) a wholly-owned Subsidiary of the Company, such that immediately following the closing of such acquisition the assets or stock, as applicable, of the target entity will be held either by the Company or a wholly-owned Subsidiary of the Company.

(b)              Notwithstanding the foregoing, in the event that the board of directors of the Majority Shareholder determines in good faith that the acquisition of any business similar to that of the WSII Business should be consummated by a wholly-owned Subsidiary of the Majority Shareholder that is a parent company of the Company (such that the parent company of the Company will hold the assets or stock of the target entity upon consummation thereof) because it would be materially adverse to the target entity to consummate the acquisition in accordance with Section 5.01(a), all parties to this Agreement hereby agree to make such adjustments and take such actions, to the extent necessary, to ensure that the Minority Shareholders or their Permitted Transferee, as the case may be, are treated in all material respects as if the acquisition had been consummated in accordance with Section 5.01(a) notwithstanding the actual structure.

Section 5.02                                            Dilutive Events.

Other than (1) in connection with a Dilution Protection Event (as defined in the Exchange Agreement), (2) securities of the Majority Shareholder in respect of the issuance of which the Minority Shareholders have elected to exercise their corresponding pre-emptive right to purchase Common Shares of the Company in accordance with Section 4.01(a) or (3) Parent Class B Common Stock issued to the Minority Shareholders or their Permitted Transferee, as the case may be, if the Majority Shareholder issues any equity securities to any Person (including TDR Capital II Holdings L.P. or any of its Affiliates), then the Company shall issue to the Majority Shareholder for no additional consideration such number of Common Shares that is necessary to reduce the ownership percentage in the Company held by the Minority Shareholders or their Permitted Transferee to the ownership percentage that the Minority Shareholders or their Permitted Transferee would have held in the Majority Shareholder immediately after such equity issuance if, immediately prior to such equity issuance, the Minority Shareholders or their Permitted Transferee had held an ownership percentage in the Majority Shareholder equal to the ownership percentage that the Minority Shareholders or their Permitted Transferee held in the Company immediately prior to such equity issuance.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Section 6.01         Shareholder Representations and Warranties.  Each Shareholder, severally and not jointly, represents and warrants to the Company and each other Shareholder that:

(a)              Such Shareholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)              The execution and delivery of this Agreement, the performance of by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other company action of such Shareholder. Such Shareholder has duly executed and delivered this Agreement.

(c)               This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(d)              The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party.

(e)               Except for this Agreement and the Exchange Agreement, to the extent applicable, such Shareholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Shareholder).

ARTICLE VII.

TERM AND TERMINATION

Section 7.01         Termination.  This Agreement shall terminate upon the earliest of:

(a)              the date on which neither the Minority Shareholders nor their Permitted Transferee holds any Common Stock;

(b)              the dissolution, liquidation, or winding up of the Company; or

(c)               upon the unanimous agreement of the Shareholders.

Section 7.02         Effect of Termination.

(a)              The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect:

1)                  the existence of the Company;

2)                  the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

3)                  the rights which any Shareholder may have by operation of law as a shareholder of the Company; or

4)                  the rights contained herein which are intended to survive termination of this Agreement.

(b)              The following provisions shall survive the termination of this Agreement: this Section 7.02 and Sections 8.02, Section 8.03, Section 8.10, Section 8.11 and Section 8.13.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01         Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02         Release of Liability.

In the event any Shareholder shall Transfer all of the Common Stock (together with the transfer or surrender of all of the Parent Class B Common Stock, if any) held by such Shareholder in compliance with the provisions of this Agreement (including, without limitation, the execution and delivery by the transferee of a Joinder Agreement and joinder agreement to the Exchange Agreement) without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 8.03         Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

if to the Minority Shareholders to:

c/o Algeco Scotsman Global S.à r.l.

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Azuwuike H. Ndukwu, General Counsel

E-mail: az.ndukwu@willscot.com

if to the Majority Shareholder or the Company to:

WillScot Corporation

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Bradley Bacon, General Counsel

E-mail: bradley.bacon@willscot.com

with copies to (which shall not constitute notice):

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: William Schwitter

Facsimile: (212) 610-6399

E-mail: william.schwitter@allenovery.com

and

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel L. Rubinstein

Facsimile: (212) 294-4700

E-mail: jrubinstein@winston.com

if to the Founders to:

c/o Double Eagle Acquisition LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Jeff Sagansky

E-mail: jsagansky@aol.com

with a copy to (which shall not constitute notice)

Double Eagle Acquisition LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

E-mail: elibaker@geacq.com

Section 8.04                                        Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.05                                        Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.06                                        Entire Agreement.

This Agreement, the Exchange Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and the Exchange Agreement with any Organizational Document, the Shareholders and the Company shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement and the Exchange Agreement.

Section 8.07                                        Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.08                                        Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 8.09                                        No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10                                        Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 8.11                                        Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Section 8.12                                        Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.13                                        Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.01                                        Actions by Majority Shareholder.

Any actions, including without limitation any decisions, waivers, requests or consents, to be taken or made by the Majority Shareholder under this Agreement shall only be made with the prior approval of a special committee of the board of directors of the Majority Shareholder, which committee shall be comprised solely of the members of the Board of the Company.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

WILLIAMS SCOTSMAN HOLDINGS CORP.

By:	/s/ Jeff Sagansky
Name:	Jeff Sagansky
Title:	President

Shareholders:

WILLSCOT CORPORATION

By:	/s/ Jeff Sagansky
Name:	Jeff Sagansky
Title:	President and Chief Executive Officer

ALGECO SCOTSMAN GLOBAL S.À R.L.

By:	/s/ Azuwuike Ndukwu
Name:	Azuwuike Ndukwu
Title:	Manager Class A

ALGECO SCOTSMAN HOLDINGS KFT.

By:	/s/ Bela Kakuk
Name:	Bela Kakuk
Title:	Managing Director

Solely for purposes of Section 2.01 hereof:

DOUBLE EAGLE ACQUISITION LLC

By:	/s/ Jeff Sagansky
Name:	Jeff Sagansky
Title:	Managing Member

[Signature Page to Shareholders Agreement]

HARRY E. SLOAN

/s/ Harry E Sloan

[Signature Page to Shareholders Agreement]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of [•] (as the same may be amended from time to time, the “Shareholders Agreement”) among Williams Scotsman Holdings Corp., a Delaware corporation (the “Company”), WillScot Corporation, a Delaware corporation (the “Majority Shareholder”), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”), Algeco Scotsman Holdings Kft., a Hungarian limited liability company (“Algeco Holdings” and together with Algeco Global, each an “AS Shareholder” and collectively, the “Minority Shareholders” and together with the Majority Shareholder, the “Initial Shareholders”), and, solely for purposes of Section 2.01 thereof, Double Eagle Acquisition LLC and Harry E. Sloan.

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Shareholders Agreement) as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                  , 20[    ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ] day of [ ], 20[ ]:

By:
Name:
Title: